UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 5, 2024, NKGen Biotech, Inc. (the “Company” and formerly known as Graf Acquisition Corp. IV (“Graf”)) and Seller (defined below) entered into a sixth amendment (the “Amendment”) to the forward purchase agreement, dated as of September 22, 2023 (the “FPA”), initially among the Company, Graf Acquisition Corp. IV, (“Graf”), Meteora Strategic Capital, LLC (“MSC”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO” with MSC, MCP, and MSTO collectively, “Seller”) for OTC Equity Prepaid Forward Transactions, as amended on December 26, 2023, as further amended on January 2, 2024, January 11, 2024, February 21, 2024 and July 12, 2024.

Pursuant to the Amendment, the Company and Seller agreed to increase (i) the Prepayment Shortfall (as defined in the Amendment) by $250,000 and (ii) to increase the Share Consideration Shares (as defined in the Amendment) by 250,000 shares of the Company’s common stock. All other terms and conditions remained unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2024, NKGen Biotech, Inc. (the “Company”) entered into a Separation and Transition Agreement (the “Transition Agreement”) with Pierre Gagnon, former Chief Operating Officer of the Company and a named executive officer for the fiscal year ended December 31, 2023. Under the Transition Agreement, Mr. Gagnon will serve as Advisor, through November 30, 2024 (the “Separation Date”).

In exchange for his service as Advisor, Mr. Gagnon will receive an hourly wage of $200 per hour and continued vesting of stock options. Mr. Gagnon will be providing services as a non-exempt, part-time employee, and therefore will cease to be eligible to accrue paid time off or participate in the Company’s benefits plans.

Pursuant to the Transition Agreement, Mr. Gagnon will be an at-will employee and either the Company or Mr. Gagnon may terminate the Transition Agreement prior to the Separation Date at any time. The Transition Agreement does not provide for any severance or other termination rights. Mr. Gagnon will continue to be subject to the restrictive covenants contained within the Company’s Employee Confidential Information and Inventions Assignment Agreement.

The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by reference to its full text, a copy of which will be attached to Form 10-Q covering the third quarter.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment to Forward Purchase Agreement, dated as of September 5, 2024, among NKGen and Meteora Capital Partners, LP and certain of its affiliates.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: September 11, 2024	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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